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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2006
CAPITAL MINERAL INVESTORS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-105556 (Commission File Number)	25-1901892 (IRS Employer Identification No.)
3702 South Virginia Street, Suite G12-401 Reno, Nevada		89502-6030
Registrant's telephone number, including area code: (604) 826-5520
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (b), (c) and (d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On June 12, 2006 the Company accepted the resignation of Rod Husband, and appointed Darla Knight as director in his stead.

Since August 2004 Ms. Darla Knight, 35, has worked as an executive assistant to the Chairman, senior executive and geological personnel of Novawest Resources Inc., a Canadian Tier 1 issuer listed on the TSX-V (symbol: NVE) active in the Canadian mining exploration sector, in the co-ordination of various aspects of exploration endeavors in Eastern Canada, being carried out primarily in the provinces of Ontario and Quebec. Ms. Knight holds an active Mining Prospectors License in the Province of Quebec and at various times over the past few years has held exploration permits, cells and claims. Ms. Knight is also part of Novawest's core corporate communications team that represents Novawest Resources Inc. at trade shows and business functions. For the three years prior to August 2004, Ms. Knight was employed in the food & hospitality industry.

On June 13, 2006 the Company accepted the resignation of Phil Derry, Director, Principal Financial Officer and Principal Accounting Officer, and appointed Gary Benson as director in his stead.

Mr. Gary Benson, 48, is a Certified Financial Planner. He is a partner in the southern California firm of Pash and Benson International. Pash and Benson is a diversified financial planning firm created to assist individuals in arranging their personal and corporate affairs. Pash and Benson assists clients in tax planning, investment planning, retirement planning, insurance planning, and estate planning. Mr. Benson has been assisting clients in this industry for over 25 years.

On June 13, 2006 the Company appointed its President and Principal Executive Officer, Jerry Dibble to also hold the position of Principal Financial Officer and Principal Accounting Officer.

At present, the Company has no employment agreements with Ms. Knight or Mr. Benson.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3(i)*	Articles of Incorporation
3(ii)*	Bylaws

* Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated May 23, 2003 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2006
(Signature)	Capital Mineral Investors, Inc. By: /s/ "Jerry Dibble" Jerry Dibble President and Director